                                  CREDIT AGREEMENT

                             Dated as of August 9, 1999

     NATURADE, INC., a Delaware corporation (the "Borrower"), and HEALTH HOLDINGS AND BOTANICALS, INC., a California corporation (the "Lender") hereby agree as of the Effective Date (defined in Section 8.10 below) as follows:

                                     ARTICLE I
                          AMOUNTS AND TERMS OF The Advance

     SECTION 1.01. THE ADVANCEs. The Lender agrees, on the terms and conditions hereinafter set forth, to make (i) a single advance (the "Initial Advance") to the Borrower on the Effective Date in the aggregate principal amount of Three Million Dollars ($3,000,000), (ii) from time to time and subject to the sole and complete discretion of Lender, additional advances (the "Additional Advances", and, together with the Initial Advance, the "Advances") in an aggregate amount not exceeding One Million Dollars ($1,000,000) (the "Commitment"). Anything to the contrary appearing herein notwithstanding, amounts borrowed and repaid or prepaid hereunder may not be reborrowed.

     SECTION 1.02. MAKING THE ADVANCES.

          (a) Each Advance shall be made by Lender to the Borrower in same day funds by wire transfer to the Borrower's account referred to in Section 8.02 for wire transfers. Each Additional Advance shall be made on notice, given not later than 11:00 A.M. (San Francisco time) on the third Business Day prior to the date of the proposed Additional Advance, by the Borrower to the Lender, specifying the date and amount thereof. Upon Lender's receipt of such notice, Lender may determine in its sole and complete discretion to make of not to make such requested Additional Advance. Lender shall notify Borrower whether Lender will make such Additional Advance within two Business Days of Lender's receipt of notice requesting such Advance; provided, that if Lender shall not notify Borrower of Lender's agreement to make such Additional Advance within such period, the Lender shall be deemed to have notified Borrower that Lender will not make such Advance, and no further notice of Lender shall be required hereunder. If Lender shall notify Borrower of Lender's agreement to make such Additional Advance requested by Borrower and upon fulfillment of the applicable conditions set forth in Article II, the Lender will make such Additional Advance available to the Borrower in same day funds by wire transfer to the Borrower's account referred to in herein for wire transfers.

          (b) Each notice from the Borrower to the Lender requesting an Additional Advance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the date specified in such notice for such Additional Advance the applicable conditions set forth in Article II, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of funds acquired by the Lender to fund the Additional Advance when the Additional Advance, as a result of such failure, is not made on such date.

     SECTION 1.03. REPAYMENT. The Borrower shall repay the aggregate unpaid principal amount of all Advances, together with all amounts of interest then accrued thereon, on July 31, 2004 (such date, or the earlier date on which the Advance shall become due and payable in accordance with the terms hereof, "Maturity Date").

     SECTION 1.04. INTEREST. On the last Business Day of each calendar quarter beginning after the date hereof, Borrower shall pay to Lender all amounts of interest then accrued and unpaid with respect to the Advances as provided below. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the rate of eight percent (8%) per annum; PROVIDED that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to eleven percent (11%) per annum. A "Business Day" means a day on which banks are not required or authorized to close in San Francisco.

     SECTION 1.05. PREPAYMENTS. The Borrower may not, without the prior written consent of Lender, prepay the outstanding principal amount of any Advance in whole or in part, or accrued interest thereon.

     SECTION 1.06. PAYMENTS AND COMPUTATIONS.

          (a) The Borrower shall make each payment hereunder not later than 11:00 a.m. (San Francisco time) on the day when due in U.S. dollars to the Lender at its address referred to in Section 8.02 in same day funds.

          (b) All computations of interest shall be made by the Lender on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                                    ARTICLE II

                               CONDITIONS OF LENDING

     SECTION 2.01. CONDITION PRECEDENT TO ADVANCES. The Lender shall have no obligation to make any Additional Advance hereunder until such time (if any) as Lender has notified Borrower of Lender's agreement, in Lender's sole and complete discretion, to make a requested Additional Advance as provided in
Article I above. The obligation of the Lender to make any Advance is subject to the further condition precedent that the Lender shall have received on or before the day of the Advance the following, each dated such day, in form and substance satisfactory to the Lender:

          (a) Certified copies of resolutions of the Board of Directors of the Borrower approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement as the Lender may reasonably require.

          (b) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.

     SECTION 2.02. FURTHER CONDITIONS PRECEDENT. Lender's obligation to make each Advance shall be subject to the further conditions precedent that on the date of the Advance

(a) the following statements shall be true, and each of the giving of the notice requesting the Advance and the acceptance by the Borrower of the proceeds of the Advance shall constitute a representation and warranty by the Borrower that on the date of the Advance such statements are true:

          (i) The representations and warranties of the Borrower contained in this Agreement are correct on and as of the date of the Advance, before and after giving effect to the Advance and to the use of the proceeds thereof, as though made on and as of such date, and

          (ii) No event has occurred and is continuing, or would result from the Advance or from the use of the proceeds thereof, which constitutes an Event of Default (as defined in Section 5.01 hereof) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) the Lender shall have received such approvals, opinions or documents as the Lender may reasonably request.

                                   ARTICLE III

                           REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows as of each of the date hereof, the Effective Date, the date of each Borrower request for any Additional Advance and the date of each Advance:

          (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

          (b) The execution, delivery and performance by the Borrower of this Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene
     (i) the Borrower's charter or by-laws or (ii) any law or any contractual restriction binding on or affecting the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement.

          (d) There are no conditions precedent to the effectiveness of this Agreement as against Borrower that have not been satisfied or waived.

                                    ARTICLE IV

                             COVENANTS OF THE BORROWER

          SECTION 4.01. AFFIRMATIVE COVENANTS. So long as any obligations of the Borrower now or hereafter existing under this Agreement and any other document or instrument delivered in connection herewith, whether for principal, interest, fees, expenses or otherwise (all such obligations being the "Obligations") shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

          (a) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

          (b) USE OF PROCEEDS. Use the proceeds of all Advances solely for funding settlement of the PNI Case and working capital purposes of the Borrower.

          SECTION 4.02. NEGATIVE COVENANTS. So long as any Obligations shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Lender:

          (a) LIENS, ETC. Create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement (collectively, "Liens"), upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Debt (as defined in subsection (b) of this Section 4.02) of any person or entity, other than (i) Liens securing Debt arising under agreements or facilities now in effect or replacements or refundings thereof PROVIDED such replacements or refundings are on terms and conditions reasonably acceptable to Lender, (ii) additional Liens securing Debt in the aggregate amount of not more than $400,000 or (iii) Liens solely securing obligations of the Borrower to the Lender.

          (b) DEBT. "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through
     (iv) above.

          (c) LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rental for any property under leases or agreements to lease having a term of one year or more which would cause the direct or contingent liabilities of the Borrower in respect of all such obligations to exceed $600,000 payable in any period of 12 consecutive calendar months.

          (d) SUBSIDIARIES. Form, or acquire any interest in, any subsidiary.

                                     ARTICLE V

                                 EVENTS OF DEFAULT

          SECTION 5.01. EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of, or interest on, any Advance within five (5) Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe any material term, covenant or agreement contained in this Agreement (other than those specified in Section 5.01(a)) on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Lender; or

          (d) The Borrower shall fail to pay any principal of or premium or interest on any Debt (as defined in Section 4.02(b)) (but excluding Debt evidenced hereby) of the Borrower, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof UNLESS such failure is cured prior to notice to Borrower by Lender thereof; or

          (e) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) This Agreement shall at any time fail to be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms in any material respect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); or

          (g) Any balance sheet of the Borrower included in any of Borrower's filings with the Securities and Exchange Commission filed on or after January 1, 1999 ("SEC Filings") and the related statements of income and retained earnings of the Borrower for the applicable fiscal period shall, in any material respect, fail to fairly represent the financial condition of the Borrower as at the date thereof and the results of the operations of the Borrower for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, or since January 1, l999, there has been a material adverse change in such condition or operations other than the judgment entered against the Borrower in the PNI Case (defined below) prior to the date hereof; or

          (h) Except for PERFORMANCE NUTRITION, INC., DEBTOR, JEFFREY H. MIMS, TRUSTEE, PLAINTIFF VS. KENNEDY CAPITAL MANAGEMENT, INC., ET. AL (U.S.B.C.N.D.T.), case No. 97-30566-HCA-7 ; Ad. No.397-3452 (the "PNI

     Case"), there is at any time a pending action or proceeding affecting the Borrower before any court, governmental agency or arbitrator which, if adversely determined, would materially and adversely affect the financial condition or operations of the Borrower, or which purports to affect the legality, validity or enforceability of this Agreement, which action or proceeding is not withdrawn or dismissed within sixty (60) days of the commencement thereof; or

          (i) A judgment or order for the payment of money in excess of $100,000 is at any time rendered against the Borrower other than the judgment entered against the Borrower in the PNI Case prior to the date hereof, regardless of whether enforcement proceedings shall have been commenced by any creditor upon such judgment or order UNLESS there shall be any stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise; or

          (j) Any of the representations and warranties of Borrower contained in this Agreement or otherwise made by the Borrower to the Lender, or the statements and information contained in the SEC Filings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Agreement or such SEC Filing not misleading at the time such representation or warranty is made or such SEC Filing is filed;

     THEN, and in any such event, the Lender (i) may, by notice to the Borrower, declare its obligation to make or consider making Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare the Advance, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advance, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of the Lender to make Advances shall automatically be terminated and
(B) the Advance and all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

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                                   ARTICLE VI

                                   CONVERSION

     SECTION 6.01. LENDER'S RIGHT TO CONVERT. Without limitation to any other right or remedy Lender may have under this Agreement, applicable law, or otherwise, the Lender may at any time, by notice to the Borrower in accordance with Section 8.02, convert all or any part of the Advances and other Obligations into common stock of the Borrower ("Common Stock") at a conversion price equal to the lower of (i) $0.75 per share (as adjusted in accordance with Section 6.02 below, the "Maximum Conversion Price") or (b) the Fair Market Value of the Borrower's common stock determined with respect to the date of such notice. Upon Borrower's receipt of such notice, Borrower shall immediately issue shares of common stock to the Lender as provided in such notice. Upon such issuance the amount of the Obligations shall be reduced by the amount applied to such conversion. Shares of Common Stock which may be obtained by the Lender pursuant to its conversion rights under this Agreement are referred to herein as "Shares".

     "Fair Market Value" means, with respect to any date of determination, the average closing price of the Common Stock on the principal market or the facilities of the NASDAQ Bulletin Board (or if the Common Stock shall then be listed on the NASDAQ National Market or other national exchange, such exchange) for the thirty trading days (or, if no trades have closed in any such trading day, the closing bid price for such trading day) prior to such date of determination (or if the Common Stock is not listed on an exchange or on the facilities of NASDAQ National Market or the NASDAQ Bulletin Board, the average of the closing bid and cash prices for the thirty trading days prior to such date of determination).

     SECTION 6.02 ADJUSTMENTS OF MAXIMUM CONVERSION PRICE. In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares (collectively, "Dilution Events"), in each case occurring after the date hereof, the Maximum Conversion Price shall be adjusted automatically and without the act of the Borrower or any other person, so that the percentage of all of the Borrower's outstanding Common Stock (as determined on a fully diluted basis) which may be acquired after the Dilution Event for the Maximum Conversion Price is the same following such Dilution Event as it was immediately preceding such Dilution Event; PROVIDED, HOWEVER, anything to the contrary appearing herein notwithstanding, this Section 6.02 shall in no event apply to any Dilution Event arising on account of the Borrower's satisfaction of obligations existing before the date of this Agreement, including, without limitation, the Borrower's issuance of Shares pursuant to exercise of any options or contract rights outstanding on the date hereof.

     SECTION 6.03 NO RIGHTS AS SHAREHOLDERS. Neither the Lender nor any transferee thereof shall be, or have any rights or privileges of, a shareholder of the Borrower concerning the Shares, unless, until and to the extent such Shares have been issued upon due exercise of Lender's conversion rights in accordance with this Agreement.

     SECTION 6.04 CERTAIN CORPORATE TRANSACTIONS. Nothing in this Agreement shall in any way prohibit the Borrower from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its shareholders in liquidation, or from dissolving and terminating its corporate existence. In the event the Borrower merges or consolidates with another corporation, or all or substantially all of the Borrower's capital stock or assets are acquired by or are subject to a tender offer of another corporation, entity or person (collectively, together with each event described in the immediately preceding sentence, "Control Events"), and the surviving or acquiring corporation, person or entity issues shares of stock or other consideration to the Borrower's stockholders in connection with the merger, consolidation or acquisition, the surviving or acquiring corporation shall adopt this Agreement (including, without limitation the anti-dilution provisions of Section 6.02 hereof) and, upon exercise of its conversion rights under this Agreement , the Lender shall, at no additional cost, be entitled to receive, in lieu of the number of Shares which may be obtained by the Lender pursuant to its conversion rights under this Agreement, the number and class of shares of stock or other consideration to which the Lender would have been entitled pursuant to the terms of the merger, consolidation or acquisition if immediately prior thereto the Lender had been the Lender of record of the number of shares of Common Stock equal to the number of Shares which may be obtained by the Lender pursuant to its conversion rights under this Agreement.

                                    ARTICLE VII

                                REGISTRATION RIGHTS

     SECTION 7.01 REGISTRATION OF THE SHARES. The Borrower agrees that it will, within a reasonable time after the later to occur of (a) the date on which Borrower shall be eligible to register its stock on Form S-3 (or the then equivalent form) and (b) Lender's written notice to Borrower requesting registration of the Shares under this Section 7.01 and stating that

Lender it is Lender's good faith belief that it may wish to exercise rights hereunder within a reasonable time following such notice; PROVIDED, that the giving of any such notice shall impose no obligation on Lender to exercise its conversion rights, register at the Borrower's expense on Form S-3 (or the then equivalent form) (the "S-3 Registration"), and maintain at all times the effectiveness of such S-3 Registration of the Shares, so that such Shares may be publicly sold by the Lender and transferees thereof. During any period in which the S-3 Registration of the Shares is not effective, or if it is determined by the Borrower that Form S-3 (or the then equivalent form) is not available under applicable rules to effect the registration of the Shares for resale, then at any time the Borrower proposes to file a registration statement to register securities under the Securities Act of 1933, as amended ("1933 Act"), it shall, at least 30 days prior to each such filing, give written notice of such proposed filing to the Lender, each transferee thereof and each Lender of Shares at their respective addresses as they appear on the records of the Borrower, and shall offer to include and shall include in such filing any proposed disposition of the Shares, upon receipt by the Borrower, not less than 10 days prior to the proposed filing date, of a request therefor setting forth the facts with respect to such proposed disposition and all other requested information with respect to such person reasonably necessary to be included in such Registration Statement (the "Request Securities"). In the event that the managing underwriter for said offering advises the Borrower in writing that the inclusion of all or any portion of such Request Securities in the offering would be detrimental to the offering, or that the disposition of all or a portion of the Request Securities should be held back for a period of not more than 90 days following the effectiveness of such registration statement, such Request Securities shall not be included in the Registration Statement, or shall be held back, as the case may be, provided that if any securities held by persons with similar rights (a) are to be included in the Registration Statement, the Request Securities shall be included on a pro rata basis and (b) are not to be held back, the Request Securities shall not be held back on a pro rata basis. Until such registration, the Lender understands that the Shares are restricted securities subject to the provisions of this Agreement.

     SECTION 7.02. REPRESENTATIONS BY LENDER. (a) The Lender (i) is a sophisticated investor with knowledge and experience in business and financial matters, (ii) has received certain information concerning the Borrower and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in the Shares, and (iii) is able to bear the economic risk in the Securities, (iv) is an accredited investor as defined under Rule 501 of the 1933 Act.

          (b) By entering into this Agreement, the Lender acknowledges that any and all Shares purchased under this Agreement shall be acquired for investment and not for distribution, as that term is used in the 1933 Act, unless in the opinion of legal counsel to the Borrower such distribution is in compliance with or exempt from the registration requirements of the 1933 Act, and the Lender agrees (if the issuance of the Shares under this Agreement has not previously been registered under the 1933 Act) to execute a certificate to such effect at the time of such conversion; and the Lender further acknowledges and understands that the Shares may have to be held indefinitely unless they have been or are subsequently registered under the 1933 Act or an exemption from such registration is available; the Lender understands that the certificates evidencing such Shares will (if the sale of the Shares has not previously been registered under the 1933 Act) be imprinted with a legend substantially as follows:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Act, or unless an exemption from registration is available with respect to any proposed sale or transfer."

     (c) The Lender acknowledges and understands that the Lender may have to bear the economic risk associated with the purchase of the Shares for an indefinite period of time because the shares have not been registered under the 1933 Act and, therefore, cannot be sold unless they are so registered or an exemption from registration is available with respect to any proposed sale or transfer.

                                    ARTICLE VIII
                                   MISCELLANEOUS

     SECTION 8.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered, if to the Borrower, at its address at

NATURADE, INC.
14370 Myford Road
Irvine, California 92606
Attention:  President
Fax:  714-573-4818

with a copy to:

CASE, KNOWLSON, BURNETT & WRIGHT LLP
2049 Century Park East
Suite 3350
Los Angeles, California  90067
Attention:  Ed Swanson, Esq.
Fax:  310-552-3229

and if to the Lender, at its address at:

HEALTH HOLDINGS AND BOTANICALS, INC.
c/o Doyle & Boissiere LLC
330 Primrose Road, Suite 500
Burlingame, California 94104
Fax:  (650) 685-8711;

with a copy to:

CHRISTENSEN, MILLER, FINK, JACOBS,
  GLASER, WEIL & SHAPIRO, LLP
2121 Avenue of the Stars
Suite 1800
Los Angeles, California  90067
Attn: Kenneth G. McKenna, Esq.
Fax:  310-556-2920

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall effective when actually received by the party notified.

     SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. CERTAIN TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 3.01(e). The term "to the best knowledge of" means, when modifying a representation, warranty or other statement of any person, that the fact or situation described therein is known by the person or, in the case a person other than a natural person, known by a director, officer or consultant of such person, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable person in similar circumstances would have done) would have been known by the person or director, officer or consultant. As used herein the term "including" shall be construed to mean "including, without limitation", unless expressly stated to the contrary.


     SECTION 8.05. COSTS, EXPENSES AND TAXES.

     (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.05(a). In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     (b) The Borrower agrees to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

     (c) The Borrower will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of any collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by the Borrower to perform or observe any of the provisions hereof.

     SECTION 8.06. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

     SECTION 8.07. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. Without limitation to any other right of Lender, Lender may sell participations in this Agreement to third parties in such amounts and on such terms and conditions as Lender shall determine in its sole and complete discretion.

     SECTION 8.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     SECTION 8.09. USURY Anything to the contrary appearing in this Agreement notwithstanding, if any return, interest payment, or other charge payable under this Agreement shall at any time exceed the maximum amount chargeable by applicable law, then the applicable rate of return or interest shall be the maximum rate permitted by applicable law.

     SECTION 8.10 EFFECTIVE DATE. This Agreement shall become effective and binding on the parties hereto upon the execution and delivery hereof by the parties hereto and receipt by Lender of an effective consent of South Bay Bank to this Agreement and the transactions contemplated hereby in form and substance satisfactory to Lender (such date of effectiveness is referred to herein as the "Effective Date").

     SECTION 8.11.  ARBITRATION; LOCATION OF ACTIONS.   All claims, actions
or disputes arising out of or relating to this Agreement or the transactions contemplated hereby (collectively, "Disputes") including any Disputes concerning the construction, validity, performance, and interpretation of this Section or any other provision of this Agreement, shall be exclusively resolved by arbitration pursuant to the Federal Arbitration Act, as provided below. Either party hereto may elect to compel arbitration of any Dispute by notifying the other party hereto of such election. Each Dispute shall be promptly adjudicated by a panel of three arbitrators. Each party shall each select an arbitrator for such panel within ten (10) Business Days of the date of the notice of election to compel arbitration described above. The two arbitrators so selected shall immediately meet and attempt to appoint a third arbitrator, who shall be of good reputation and character. If the two arbitrators shall not have appointed such third arbitrator within thirty (30) days of the date of the notice of election to compel arbitration described above, either party hereto may elect to cause such third arbitrator to be appointed by a California office of the American Arbitration Association, as soon as practicable. Arbitration shall be conducted by such panel in Los Angeles, California, pursuant to the commercial rules of the American Arbitration Association. The arbitration panel shall meet to consider the Dispute within ten business days of the appointment of its three members, and shall endeavor to resolve and adjudicate such Dispute in not more than ninety
(90) days after its first meeting. Costs, fees and expenses of the arbitrators and the American Arbitration Association shall be paid by the non-prevailing party to such Dispute. Without limitation of any other right or power of the arbitration panel, such panel shall have the right and power to grant remedies in the form of an order for specific performance or other equitable relief. The parties hereby submit exclusively to the jurisdiction of the Courts of the State of California, and the Federal Courts of the United States, located in Los Angeles County in any action to compel arbitration hereunder or to enforce any order, decision or judgment of the arbitrators. If either party hereto commences any action or proceeding against the other to enforce any of the terms hereof, or to recover damages for or prevent the breach of this Agreement, including any arbitration proceedings, the prevailing party shall be entitled to recover such party's reasonable attorneys' fees, costs of investigation and costs of suit incurred in connection with said action or proceeding.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NATURADE, INC.


By:          /s/ Bill D. Stewart                      /s/ Lawrence J. Batina
             -------------------------                -------------------------
Title:       CHIEF EXECUTIVE OFFICER                  CHIEF FINANCIAL OFFICER




HEALTH HOLDINGS AND
BOTANICALS, INC.


By           /s/ Lionel P. Boisseire, Jr.
             -----------------------------
Title:       PRESIDENT